                                                                  EXHIBIT (4)(D)



                            FIRST SERIES SUPPLEMENT


                                    between


                               SPPC FUNDING LLC,
                                as Note Issuer,


                                      and


                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                as Note Trustee


                           Dated as of April 9, 1999



                         Supplemental to the Indenture
                           Dated as of April 9, 1999

                               TABLE OF CONTENTS

Section 1.    Designation...............................................................  1
Section 2.    Initial Principal Amount; Note Interest Rate;
              Scheduled Maturity Date; Final Maturity Date..............................  1
Section 3.    Authentication Date; Payment Dates; Expected
              Amortization Schedule for Principal; Quarterly
              Interest; Required Amortization Level; No Premium.........................  2
Section 4.    Minimum Denominations.....................................................  3
Section 5.    Certain Defined Terms.....................................................  3
Section 6.    Delivery of the Series 1999-1 Notes;
              Form of the Series 1999-1 Notes...........................................  3
Section 7.    Ratification of Indenture.................................................  3
Section 8.    Counterparts..............................................................  3
Section 9.    Governing Law.............................................................  3
Section 10.   Trust Obligation..........................................................  3

                            Schedules and Exhibits
                            ----------------------

          Schedule A  Expected Amortization Schedule
          Schedule B  Required Overcollateralization Level
          Exhibit A   Form of Note

                            FIRST SERIES SUPPLEMENT

                          Authorizing the Issuance of
                   $24,000,000 Aggregate Principal Amount of
                          6.40% Notes, Series 1999-1

     FIRST SERIES SUPPLEMENT, dated as of April 9, 1999 (this "Supplement"), by
                                                               ----------
and between SPPC FUNDING LLC, a Delaware limited liability company (the "Note
                                                                         ----
Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking
------
association (the "Note Trustee"), as Note Trustee under the Indenture, dated as
                  ------------
of April 9, 1999, between the Note Issuer and the Note Trustee (the

"Indenture").
 ---------

                             PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Note Issuer and the Note Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $24,000,000 to be known as the
Note Issuer's Notes, Series 1999-1 (the "Series 1999-1 Notes"), and the Note
                                         -------------------

Issuer and the Note Trustee are executing and delivering this Supplement in order to provide for the Series 1999-1 Notes.

     All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

     SECTION 1.  Designation.  The Series 1999-1 Notes shall be designated
                 -----------
generally as the Note Issuer's Notes, Series 1999-1.

     SECTION 2.  Initial Principal Amount; Note Interest Rate; Scheduled
                 -------------------------------------------------------
Maturity Date; Final Maturity Date.  The Series 1999-1 Notes shall have the
----------------------------------
initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:

     Initial Principal      Note Interest     Scheduled Maturity    Final Maturity
     -----------------      -------------     ------------------    --------------
           Amount               Rate                 Date                Date
           ------               ----                 ----                ----
         $24,000,000            6.40%           March 25, 2009       March 25, 2011

     The Note Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 3.  Authentication Date; Payment Dates; Expected Amortization
                 ---------------------------------------------------------
Schedule for Principal; Quarterly Interest; Required Overcollateralization
--------------------------------------------------------------------------
Level; No Premium.
-----------------

     (a)  Authentication Date. The Series 1999-1 Notes that are authenticated
          -------------------
and delivered by the Note Trustee to or upon the order of the Note Issuer on April 9, 1999 (the "Series Issuance Date") shall have as their date of
                    --------------------
authentication April 9, 1999.

     (b)  Payment Dates.  The Payment Dates for the Series 1999-1 Notes are the
          -------------
March 25, June 25, September 25 and December 25 of each year, or if any such date is not a Business Day, the next succeeding Business Day, commencing on June 25, 1999 and continuing until the earlier of repayment of the Series 1999-1 Notes in full and the Final Maturity Date for the Series 1999-1 Notes.

     (c)  Expected Amortization Schedule for Principal.  Unless an Event of
          ---------------------------------------------
Default shall have occurred and be continuing, on each Payment Date, the Note Trustee shall distribute to the Noteholders of record as of the related Record Date amounts payable pursuant to Section 8.02(d)(vii) of the Indenture as principal; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Series of Notes on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Series of Notes to the amount specified in the Expected Amortization Schedule, which is attached as Schedule A hereto for such Series and Payment Date.

     (d)  Quarterly Interest.  Quarterly Interest will be payable on the Series
          ------------------
1999-1 Notes on each Payment Date in an amount equal to one-fourth of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the Series 1999-1 Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the Series 1999-1 Notes on such preceding Payment Date; provided, however, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (e)  Required Overcollateralization Level.  The Required
          ------------------------------------
Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

     (f)  No Premium.  No premium will be payable in connection with the early
          ----------
redemption of the Series 1999-1 Notes.

     SECTION 4.  Minimum Denominations.  The Series 1999-1 Notes shall be
                 ---------------------
issuable in the Minimum Denomination and integral multiples thereof.

     SECTION 5.  Certain Defined Terms.  Article One of the Indenture provides
                 ---------------------
that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Article One but with such additional provisions as are specified in the related Supplement. Additionally, Article Two of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Supplement. With respect to the Series 1999-1 Notes, the following definitions shall apply:

     "Minimum Denomination" shall mean $100,000 and integral multiples of
      --------------------
$1,000.

     "Note Interest Rate" has the meaning set forth in Section 2 of this
      ------------------
Supplement.

     "Payment Date" has the meaning set forth in Section 3(b) of this
      ------------
Supplement.

     "Quarterly Interest" has the meaning set forth in Section 3(d) of this
      ------------------
Supplement.

     "Series Issuance Date" has the meaning set forth in Section 3(a) of this
      --------------------
Supplement.

     SECTION 6.  Delivery and Payment for the Series 1999-1 Notes; Form of the
                 -------------------------------------------------------------
Series 1999-1 Notes. The Note Trustee shall deliver the Series 1999-1 Notes to
-------------------
the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture.

     The Series 1999-1 Notes shall be in the form of Exhibit A hereto.

     SECTION 7.  Ratification of Agreement.  As supplemented by this Supplement,
                 -------------------------
the Indenture is in all respects ratified and confirmed, and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 8.  Counterparts.  This Supplement may be executed in any number of
                 ------------
counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 9.  Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN
                 -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10. Trust Obligation.  No recourse may be taken, directly or
                 ----------------
indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

     IN WITNESS WHEREOF, the Note Issuer and the Note Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day of the month and year first above written.

                              SPPC FUNDING LLC, as Note Issuer,

                              By:   MARK A. RUELLE
                                  ------------------------------------
                                    Name:  Mark A. Ruelle
                                    Title: Treasurer


                              BANKERS TRUST COMPANY OF
                              CALIFORNIA, N.A., not in its individual
                              capacity but solely as Note Trustee,

                              By:   RICHARD K. ATKINSON
                                  ------------------------------
                                    Name:  Richard K. Atkinson
                                    Title: Assistant Treasurer

                                                                      Schedule A

                     SPPC FUNDING LLC NOTES, SERIES 1999-1

                        Expected Amortization Schedule
                        ------------------------------

                                                        Principal
                     Date                                Balance
                     ----                                -------
               Series Issuance Date                    $24,000,000
               June 1999                                23,835,891
               September 1999                           23,041,136
               December 1999                            22,200,000
               March 2000                               21,299,918
               June 2000                                20,684,942
               September 2000                           20,250,699
               December 2000                            19,800,000
               March 2001                               19,096,231
               June 2001                                18,414,470
               September 2001                           17,916,149
               December 2001                            17,400,000
               March 2002                               16,672,262
               June 2002                                16,004,913
               September 2002                           15,511,075
               December 2002                            15,000,000
               March 2003                               14,282,359
               June 2003                                13,616,856
               September 2003                           13,116,903
               December 2003                            12,600,000
               March 2004                               11,887,191
               June 2004                                11,225,485
               September 2004                           10,721,050
               December 2004                            10,200,000
               March 2005                                9,492,845
               June 2005                                 8,834,639
               September 2005                            8,325,463
               December 2005                             7,800,000
               March 2006                                7,098,379
               June 2006                                 6,443,724
               September 2006                            5,929,841
               December 2006                             5,400,000
               March 2007                                4,703,935
               June 2007                                 4,052,829
               September 2007                            3,534,229
               December 2007                             3,000,000

               March 2008                                2,309,493
               June 2008                                 1,661,939
               September 2008                            1,138,619
               December 2008                               600,000
               March 2009                                        0

                                                                      Schedule B

                     SPPC FUNDING LLC NOTES, SERIES 1999-1

                     Required Overcollateralization Level
                     ------------------------------------

                         Date                   Series 1999-1
                         ----                   -------------

                    Series Issuance Date          $      0
                    June 1999                        3,000
                    September 1999                   6,000
                    December 1999                    9,000
                    March 2000                      12,000
                    June 2000                       15,000
                    September 2000                  18,000
                    December 2000                   21,000
                    March 2001                      24,000
                    June 2001                       27,000
                    September 2001                  30,000
                    December 2001                   33,000
                    March 2002                      36,000
                    June 2002                       39,000
                    September 2002                  42,000
                    December 2002                   45,000
                    March 2003                      48,000
                    June 2003                       51,000
                    September 2003                  54,000
                    December 2003                   57,000
                    March 2004                      60,000
                    June 2004                       63,000
                    September 2004                  66,000
                    December 2004                   69,000
                    March 2005                      72,000
                    June 2005                       75,000
                    September 2005                  78,000
                    December 2005                   81,000
                    March 2006                      84,000
                    June 2006                       87,000
                    September 2006                  90,000
                    December 2006                   93,000
                    March 2007                      96,000
                    June 2007                       99,000
                    September 2007                 102,000

                    December 2007                  105,000
                    March 2008                     108,000
                    June 2008                      111,000
                    September 2008                 114,000
                    December 2008                  117,000
                    March 2009                     120,000

                                                                       Exhibit A

                                [FORM OF NOTE]

                                       12